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                                                                       Exhibit 5

                              BELL, BOYD & LLOYD
                          THREE FIRST NATIONAL PLAZA
                      70 WEST MADISON STREET, SUITE 3300
                         CHICAGO, ILLINOIS  60602-4207
                                 312 371-1121
                               FAX  312 372-2098

                                 May 31, 1996



Managed Care Solutions, Inc.
2510 West Dunlap Avenue, Suite 100
Phoenix, Arizona 85021


                            1995 Stock Option Plan,
                     1995 Directors' Stock Option Plan and
                         Employee Stock Purchase Plan
                      Registration Statement on Form S-8

Ladies and Gentlemen:

          We have acted as counsel to Managed Care Solutions, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution and filing of the registration statement on Form S-8 of the Company (the "Registration Statement"), which covers an aggregate of 960,000 shares of common stock, $.01 par value, of the Company (the "Shares"), offered under the Company's 1995 Stock Option Plan, 1995 Directors' Stock Option Plan and Employee Stock Purchase Plan (collectively, the "Plans"). We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purposes of this opinion.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation duly organized and legally existing under the law of the State of Delaware.

          2. The Company has taken all action necessary to authorize (i) the Plans, (ii) the granting of options pursuant to the Plans, and
               (iii) the issuance of shares of its common stock, $.01 par value, in accordance with the Plans and upon the exercise of options granted pursuant to the Plans.

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Managed Care Solutions, Inc.
May 31, 1996
Page 2

          3. The Shares, when issued and paid for in accordance with the Plans and upon the exercise of options granted pursuant to the Plans will, upon such issuance, constitute legally issued, fully paid and nonassessable shares of common stock, $.01 par value, of the Company.

          We hereby consent to the filing of this Opinion Letter as an exhibit to the registration statement for the registration of the Shares under the Securities Act of 1933. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       Bell, Boyd & Lloyd


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